                                                                    Exhibit 10.4


                      ELECTRONIC DATA SYSTEMS CORPORATION
                          STANDARD SUBLEASE AGREEMENT


     THIS SUBLEASE AGREEMENT (the "Sublease") is entered into as of 1st day of August, 2000, by and between the Sublandlord and Subtenant hereinafter named. Upon the terms and conditions hereinafter set forth, the Sublandlord and Subtenant agree as follows:

1.   DEFINITIONS AND BASIC PROVISIONS. The following definitions and basic
     ----------------------------------
     provisions shall be used in conjunction with and limited by the reference thereto in the provisions of this Sublease:

     A.   "Sublandlord":                ELECTRONIC DATA SYSTEMS CORPORATION, a
                                        Delaware corporation

     B.   Address of Sublandlord:       5400 Legacy Drive, H3-2F-53
                                        Plano, TX 75024-3105

                                        Attn: Real Estate Leasing

     C.   "Subtenant":                  ASHTON TECHNOLOGY GROUP, INC.
                                        a Delaware corporation

     D.   Address of Subtenant
             After Commencement Date
             additional notice to:      280 Trumball Street
                                        Hartford, CT 06103

     E.   Subtenant Federal Tax ID:     ________________________

     F.   "Master Landlord":            Cambridge One Commercial Plaza, LLC, a
                                        limited liability company

     G.   Address of Master Landlord:   c/o Cambridge Realty Partners, LLC
                                        280 Trumball Street
                                        Hartford, CT 06103

     H. "Sublease Premises": All space to be occupied by Subtenant as shown on Exhibit "A", attached hereto and made a part of this Sublease, containing approximately 9,202 square feet of net rentable area in that certain building (containing approximately 620,000 rentable square feet of space on the 22/nd/ floor of the building located at 280 Trumbull Street, Hartford, Connecticut 06103 (the "Building").

     I.   "Sublease Term": A period of approximately three (3) years and five
          (5) months, commencing on the earlier of (a) September 1' 2000, or (b) the date upon which Sublandlord receives Master Landlord's written consent to the Sublease and Subtenant's occupancy and use of the Sublease Premises (the "Commencement Date") and expiring on December 30, 2003 (the "Expiration Date").

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     J.   "Base Rent": Base Rent shall be $165,636.00 per annum, payable in the amount of $13,803.00 per month.

     K. "Base Year": The Base Year shall be the calendar year 2000. L. "Security Deposit': One month's Base Rent, or $13,803.00

     M. "Property": That certain real property more particularly described in the Master Lease.

     N. "Rent Abatement": Notwithstanding anything to the contrary in this Sublease, Subtenant shall receive an abatement of Base Rent hereunder for a period of sixty (60) days following the Commencement Date.

2.   GRANTING CLAUSE. Sublandlord, in consideration of the covenants and
     ----------------
     agreements to be performed by Subtenant and upon the terms and conditions hereinafter stated, does hereby lease, demise and let unto Subtenant, and Subtenant in consideration of the covenants and agreements to be performed by Sublandlord and upon the terms and conditions in this Sublease, does hereby take and lease from Sublandlord, the Sublease Premises, subject to all federal, state and local laws, statutes, codes, rules, regulations and zoning ordinances promulgated by any governmental authority having jurisdiction now in affect or adopted in the future (collectively, the "Law"), to have and to hold for the Sublease Term (except as the Commencement Date and the Expiration Date may be adjusted as herein provided, or unless sooner terminated as provided in this Sublease or the Master Lease).

3.   MASTER LEASE. This Sublease is subject to (i) that certain Lease Agreement
     --------------
     (the "Master Lease"), dated August 17, 1998, by and between Master Landlord, as landlord, and Sublandlord, as tenant, attached hereto as Exhibit "B", incorporated herein by reference), covering certain premises (the "Premises") more particularly described in the Master Lease; and (ii) that certain underlying ground lease (the "Ground Lease") between the City of Hartford and Master Landlord's predecessors in interest, Chase Family Limited Partnership No.3 and Olympia & York Hartford, Inc., dated October 1, 1981, a copy of which lease is at the Hartford City Hall, Hartford, Connecticut, as the same has been and may be amended from time to time. This Sublease is made subject to all applicable covenants, restrictions, agreements, terms and conditions of the Master Lease and Ground Lease, which are incorporated into and made a part of this Sublease, as if Sublandlord were Master Landlord or Sublandlord, as appropriate, insofar as Sublandlord has the rights or right by law to act as so, and Subtenant were tenant or Subtenant, as appropriate, except as otherwise provided to the contrary herein, excluding Section 1.3, Article 2, Article 3, Article 4,
     Section 6.1, Article 23, Section 27.3, Article 34, Article 35, Article 41, and Exhibit B-1. Subtenant shall in no case have any rights with respect to the Sublease Premises greater than Sublandlord's rights as tenant under the Master Lease or Ground Lease, and Sublandlord shall have no liability to Subtenant for any matter or thing for which Sublandlord does not have co-extensive rights as tenant under the Master Lease or Ground Lease. In the event the specific terms of this Sublease are in conflict with the terms of the Master Lease or Ground Lease, then the specific terms of this Sublease shall prevail.

4.   MASTER LANDLORD'S CONSENT. Pursuant to the Master Lease, this Sublease is
     ---------------------------
     subject to Master Landlord's written consent (and the consent of Master Landlord's mortgagees, if required) and shall not be valid until Master Landlord's (and the applicable mortgagee's) written consent is obtained and delivered to each party, with such written consent of Master Landlord as to the Sublease and Subtenant's use and occupancy of the Sublease Premises being given by Master Landlord's execution of Master Landlord's Consent (the "Consent"), attached hereto and made a part hereof.

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

5.   WARRANTY BY SUBLANDLORD. Sublandlord warrants and represents to Subtenant,
     -----------------------
     to the knowledge of Sublandlord, that the Master Lease has not been amended
            ----------------------------------
     or modified, except as provided above, that Sublandlord is not now, and as of the Commencement Date of the Sublease Term hereof, will not be in default or breach of any of the provisions of the Master Lease, and that Sublandlord has no knowledge of any claim by Master Landlord that Sublandlord is in default or breach of any of the provisions of the Master Lease.

6.   CONDITION OF THE SUBLEASE PREMISES. Subtenant shall accept possession of
     ----------------------------------
     the Sublease Premises on an "AS IS, WHERE IS" basis, in whatever physical
                  ------------------------------------------
     condition the same may be, and Sublandlord makes no representations or warranties of any kind or nature, express, implied, or otherwise, or any covenants of any kind or nature, with regard to the condition of the Sublease Premises or with respect to the fitness thereof for Subtenant's intended uses or the quality of or manner of any services provided or to be provided by Master Landlord, and any such representations, warranties or covenants are hereby expressly disclaimed. Without limitation of the foregoing, Sublandlord shall have no obligation to construct or pay for any tenant improvements to the Sublease Premises or make any repairs or modifications thereto for the benefit of Subtenant.

7.   USE. Subtenant shall use the Sublease Premises for the uses set forth in
     ---
     the Master Lease, unless specifically approved by Sublandlord and Master Landlord. Subtenant shall additionally comply with the rules and regulations of the Building as set forth on Exhibit "C", attached to the Master Lease, which Master Landlord may reasonably amend from time to time during the term of this Sublease.

8.   RENT.
     ----

     A. Base Rent. Subtenant agrees to pay equal monthly installments of Base Rent at the address indicated in Paragraph 1 above, or such other address as Sublandlord may from time to time notify Subtenant. Such monthly installments shall be payable on or before the first (1st) day of each calendar month (without demand, set-off or deduction) commencing as of the sixty-first (615\) day following the Commencement Date (i.e., upon the expiration of Subtenant's Rent Abatement period). Base Rent for any fractional month at the beginning or end of the Sublease Term shall be prorated on actual days. Base Rent shall be "gross" rent and include all charges Subtenant is obligated to pay, except for electric utility charges, Which Subtenant shall be obligated to pay in addition to the Base Rent.

     B. Late Charge. In the event that any monthly installment of the Base Rent or any other payment required to made by Subtenant under this Sublease (collectively, the "Rent), is not received, Subtenant shall reimburse Sublandlord any and all costs Sublandlord incurs related to Subtenant's failure to pay the Rent When it is due and payable.

     C. Non-Waiver of Rights. If Sublandlord, at any time or times, shall accept Rent or any other sum due to it hereunder after the same shall become due and payable, such acceptance shall not excuse delay upon subsequent occasions, or constitute, or be construed as, a waiver of any of Sublandlord's rights hereunder.

9.   SECURITY DEPOSIT AND FINANCIAL STATEMENTS. As security for the faithful
     -------------------------------------------
     performance by Subtenant of all of its obligations under this Sublease and for the payment of any damages to Which Sublandlord may be entitled in the event of a default by Subtenant hereunder, Subtenant will deposit with Sublandlord the Security Deposit. The Security Deposit shall be returned to Subtenant by Sublandlord without interest, within 30 days after the expiration of the Sublease Term, or renewal thereof, if applicable, provided that Subtenant has fully and faithfully carried out all of the terms, covenants and conditions under

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     this Sublease and the Master Lease. If Subtenant defaults with respect to any provision of this Sublease, including, but not limited to, the provisions relating to the payment of the Rent, Sublandlord shall have the right, but shall not be required to, at any time during the Sublease Term to use, apply or retain all or any part of the Security Deposit: a) for the payment of any of the Rent or any other sum in default; and/or b) for the payment of any other amount which Sublandlord may spend or become obligated to spend by reason of Subtenant's default, and/or c) to cure any default of Subtenant, and if Sublandlord does so, Subtenant shall, upon demand, immediately deposit with Sublandlord an additional sum to make the sum equal to the original Security Deposit amount, so that Sublandlord shall have the full Security Deposit available throughout the Sublease Term. Subtenant will provide to Sublandlord financial statements of Subtenant certified by a certified public accountant, reasonably approved by Sublandlord and Master Landlord. Such financial statements will be provided upon request from Sublandlord or Master Landlord.

10.  PARKING. There is are no parking facilities provided to Subtenant by
     --------
     Sublandlord pursuant to this Sublease. However, Subtenant may negotiate directly with the local parking garage management for fulfillment of its parking requirements and shall make any required payments for such parking as designated by such management.

11.  FURNITURE. Subtenant shall have the right to utilize the existing furniture
     ----------
     located in the Sublease Premises (the "Furniture") at no additional charge. Subtenant shall be obligated to maintain and repair the Furniture in good condition and repair, ordinary wear and tear excepted. Upon Subtenant surrendering the Sublease Premises at the Expiration Date, or earlier termination, Subtenant shall have the option to purchase the furniture from Sublandlord at a cost to be mutually agreed upon by the parties.

12.  ASSIGNMENT AND SUBLETTING. Subtenant shall not assign this Sublease or
     --------------------------
     further sublet all or any part of the Sublease Premises without the prior written consent of Sublandlord and the consent of Master Landlord, which may be withheld without reasonable cause. Subtenant may assign, sublease or transfer this Sublease or any interest therein, to a parent or affiliated entity of Subtenant, subject to the prior written consent of Sublandlord, not to be withheld, provided Master Landlord has given its written consent to such further transfer pursuant to the Consent herein contained. An "affiliate" shall mean any corporation which, directly or indirectly, controls or is controlled by, or is under common control with, Subtenant. For this purpose, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, or by contract or otherwise. Subtenant shall not be in default under the terms and conditions of this Sublease or the Master Lease at the time of any request for consent or through the period of time prior to the consent is granted by Sublandlord and/or Master Landlord. Any request by Subtenant for Sublandlord's consent to a specific assignment or sublease (except to an Affiliate) shall include a) the name of the proposed assignee, sublessee, or occupant, b) the nature of the proposed assignee's, sublessee's or occupant's business to be carried on in the Sublease Premises, c) a copy of the proposed assignment or sublease, and d) such financial information and such other information as Sublandlord may reasonably request concerning the proposed assignee, sublessee or occupant or its business. Any assignment or sublease approved by Sublandlord and Master Landlord shall be subject to the Master Lease and this Sublease. Subtenant shall pay to Sublandlord all reasonable costs incurred in connection with the review of such request and in obtaining Master Landlord's consent. Additionally, for purposes of this Sublease, the following transactions relating to Subtenant shall be deemed an assignment of this Sublease and shall give rise to the requirement of approval or consent by Sublandlord, and may result in the right to terminate or alter this Sublease based upon the above: any merger (including, without limitation, a reincorporation merger), consolidation, reorganization, stock exchange, sale of stock or substantially all of the assets or other similar or related transaction in which Subtenant is the surviving entity or, if Subtenant is not the surviving entity, the surviving entity continues to conduct the business conducted by Subtenant prior to consummation of the transaction.

13. SUBTENANT'S INSURANCE. Subtenant shall, at its sole cost and expense, obtain and maintain the insurance under Article 9 of the Master Lease. The
                             --------------------------------
     insurance policy shall be written by good and solvent insurance companies able to do business in Connecticut, and reasonably satisfactory to Sublandlord and Master Landlord, if required by the Master Lease. On or before the Commencement Date of the Sublease Term, and within 30 days prior to the expiration of any such policy, Subtenant shall deliver to Sublandlord a certificate of insurance evidencing such coverages. Such insurance policies shall provide for no cancellation or material alteration without 30 days' prior written notice to Sublandlord and shall name Sublandlord and Master Landlord as additional insureds as their interests may appear.

14. SUBLANDLORD'S OBLIGATIONS. Sublandlord shall have no obligation to perform any of Master Landlord's obligations under the Master Lease, including,
                   ---------------------------------------
     without limitation, (i) providing any of the services that Master Landlord has agreed to provide pursuant to the Master Lease (or required by law), or
     (ii) furnishing the electricity to the Sublease Premises that Master Landlord has agreed to furnish pursuant to the Master Lease (or required by law), or (iii) making any of the repairs or restorations that Master Landlord has agreed to make pursuant to the Master Lease (or required by law), or iv) complying with any laws or requirements of any governmental authorities, or v) take any other action that Master Landlord has agreed to provide, furnish, make, comply with, or take, or cause to be provided, furnished, made, complied with or taken under the Master Lease. Subtenant shall have no rights against Sublandlord arising out of the Master Landlord's failure to perform any of its obligations under the Master Lease. Subtenant shall have the right to institute an action under the provisions of the Master Lease to the extent such action relates to the Sublease Premises, provided Subtenant gives Sublandlord at least 30 days' prior written notice and Sublandlord has failed to take action within that time. Notwithstanding the foregoing, if an action or cure cannot be completed within 30 days after receipt, but such action or cure is commenced within 30 days after receipt of notice, and is diligently being pursued, Subtenant shall have no right to pursue Master Landlord or Sublandlord. If Subtenant subsequently pursues such action, Subtenant agrees to reimburse Sublandlord for any costs incurred by Sublandlord in connection with Subtenant instituting any such action. Sublandlord shall give reasonable assistance to Subtenant in enforcing the terms of the Master Lease, and will execute all documents reasonably necessary to enable Subtenant to pursue Master Landlord in its failure to perform any of its obligations under the Master Lease. Sublandlord agrees that it shall perform its obligations under the Master Lease when due- in accordance with the terms of the Master Lease.

15.  CONSENTS. Wherever consent by Master Landlord is required under the Master
     ---------
     Lease, Sublandlord's consent shall also be required. Except as specifically set forth herein, Sublandlord agrees that whenever its consent or approval is required hereunder, or where something must be done to Sublandlord's satisfaction, it shall not unreasonably withhold or delay such consent or approval, except under Paragraph 12 above; provided, however, that whenever the consent or approval of Master Landlord, the landlord under a superior lease, or the mortgagee under a mortgage shall withhold its consent or approval for any reason whatsoever, Sublandlord shall not be deemed to be acting unreasonably if it shall also withhold its consent or approval.

16.  LIMITATION OF LIABILITY OF SUBLANDLORD. In the event Sublandlord shall be
     --------------------------------------
     liable to Subtenant for any matter relating to or arising in connection with this Sublease, whether based upon an action or claim in contract, equity, negligence, intended conduct, tort or otherwise, the amount of damages recoverable against Sublandlord for all events, acts or omissions will not exceed, in the aggregate, the total amount actually to be paid by Subtenant to Sublandlord under this Sublease during the initial term of this Sublease. In no event will the measure of damages include, nor will Sublandlord be liable for, any

                                       5
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     amounts for loss of profits, income or savings or indirect, consequential, speculative or punitive damages of any party, including third parties. Further, no cause of action may be asserted against Sublandlord later than the earlier of a) the applicable statute of limitations for notice of such cause of action, or b) two years following the date after the date on which the cause of action shall have accrued. Sublandlord and Subtenant expressly acknowledge that the limitations contained in this Paragraph 16 have been the subject of active and complete negotiation between the parties and represent the parties' agreement.

17.  FORCE MAJEURE. Neither Sublandlord nor Subtenant shall be deemed to be in
     --------------
     breach of this Sublease by reason of failure to perform any of its obligations hereunder (except Subtenant's obligation to be any and all rent or any other amount due and payable under this Sublease) if, while and to the extent that such failure is due to acts of God, acts of the public enemy, acts of governmental authority, or any other circumstances for which it is not responsible and which are not within its control or any other act under the Master Lease; provided that this provision shall not apply to failures by Subtenant to pay rental fees or other charges or to make any other money payments required by this Sublease or to Sublandlord in making reimbursements to Subtenant or refunding or paying any other money payments to Subtenant as required by this Sublease.

18.  ATTORNEYS' FEES. In case it should be necessary for Sublandlord or
     ----------------
     Subtenant to bring any action under this Sublease, the non-prevailing party agrees to pay reasonable attorney's fees, including, without limitation, legal assistant or paralegal fees, special mailing and courier services, telecopies/faxes, filing fees.

19.  NOTICES. All notices and demands which mayor are to be required or
     --------
     permitted to be given by either party to the other hereunder shall be in writing and shall be deemed given when actually received, or if refused, when delivery was attempted. All notices and demands by Sublandlord to Subtenant shall be sent by c) Federal Express or some other bonded, national, professional overnight courier; d) United States Mail, certified or registered mail, return receipt requested, postpaid; or (c) sent by telecommunication ("Fax") during normal business hours in which case it shall be deemed delivered on the day sent, provided an original is received by the addressee after being sent by a nationally recognized overnight courier within 1 business day of the Fax, addressed to Subtenant at the address indicated in Paragraph 1 E above or to such other person or place as Subtenant may from time to time designate in a notice to Sublandlord. All notices and demands by Subtenant to Sublandlord shall be sent in the same manner as set forth above to the address set forth in Paragraph 1 B above or to such other person or place as Sublandlord may from time to time designate in a notice to Subtenant.

20.  AMENDMENTS. No agreement hereafter made shall be effective to change or
     -----------
     modify this Sublease in whole or in part unless such agreement is in writing and signed by both parties hereto, nor shall any custom, practice or course of dealing between the parties in the administration of the terms hereof be construed to waive or lessen the right of any party to insist upon the performance by the other party in strict accordance with the terms of this Sublease.

21.  ENTIRE AGREEMENT. It is expressly agreed by Sublandlord and Subtenant, as a
     -----------------
     material consideration for the execution of this Sublease, that there are and were no representations, understandings, stipulations, agreements or promises pertaining thereto not incorporated in writing herein.

22.  PARTIES BOUND. The preparation and submission of a draft of this Sublease
     --------------
     by either party to the other party shall not constitute an offer, nor shall either party be bound to any terms of this Sublease or the entirety of this Sublease, until both parties have fully executed a final document and an original

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     signature document has been received by both parties. Until such time as described in the previous sentence, either party is free to terminate negotiations without any obligation to the other party.

23.  OPTIONS PERSONAL. Any option or rights of refusal (collectively, the
     -----------------
     "Option") set forth in the Master Lease shall be personal to Sublandlord, and may not be exercised or assigned, voluntarily or involuntarily, by, or to, any person or entity other than Sublandlord. The Option is not assignable separate and apart from the Master Lease.

24.  SUBLEASE TERMINATION. If Subtenant and Master Landlord enter into a new
     ---------------------
     lease agreement (the "New Lease") for the Sublease Premises to be effective prior to the expiration of the Master Lease and this Sublease, and Master Landlord releases Sublandlord of all obligations and liabilities under the Master Lease accruing subsequent to such effective date of the New Lease, Sublandlord shall release Subtenant of all obligations and liabilities accruing subsequent to such effective date of the New Lease.

25.  JOINT AND SEVERAL LIABILITY. If more than one person or entity is defined
     ---------------------------
     as Subtenant in this Sublease, all of the duties, obligations, promises, covenants and agreements contained in this Sublease to be paid and performed by Subtenant shall be the joint and several obligation of all persons or entities defined as Subtenant. Each person or entity defined as Subtenant agrees that Sublandlord in Sublandlord's sole discretion may (i) institute or bring suit against them, jointly and severally, or against anyone or more of them, (ii) compromise or settle with anyone or more of them for such consideration as Sublandlord may deem proper and (iii) release one or more of them from liability hereunder, and that no such action by Sublandlord shall impair or affect Sublandlord's rights to collect costs, expenses, losses or damages incurred or suffered by Sublandlord from the other persons or entities defined as Subtenant, or any of them, not so sued, compromised, settled with or released.

26.  BROKERS. Subtenant and Sublandlord acknowledge that Jones Lang LaSalle
     -------
     Americas, Inc. ("JLL") and/or CB Richard Ellis ("CB"), and Colliers Dow & Condon Inc. ("Subtenant's Broker") are the sole real estate brokers responsible for bringing about or negotiating this Sublease and are the only brokers with whom either has dealt with regard to this Sublease. Sublandlord shall pay a commission to JLL in accordance with a separate agreement. Subtenant and Sublandlord agree to defend, indemnify and hold harmless each other from any expense or liability arising out of a claim for commission or other compensation by any other person, entity or broker claiming by or through the indemnifying party.

IN WITNESS WHEREOF, this Sublease is executed as of the date first written above.

SUBLANDLORD:                            SUBTENANT:
-----------                             ---------

ELECTRONIC DATA SYSTEMS                 ASHTON TECHNOLOGY GROUP, INC.
CORPORATION

By:     /s/ Daniel F. Busch             By:    /s/ Mathew Saltzman
   --------------------------------        -------------------------------------
        Daniel F. Busch                 Printed Name: Matthew Saltzman
                                                      --------------------------

Title:  Director of Real Estate         Title: President eMC & Authorized Agent
Dated:_____________________________     Dated:__________________________________


___________________________________     ________________________________________
Witness                                 Witness
Printed Name:______________________     Printed Name:___________________________



___________________________________     ________________________________________
Witness                                 Witness
Printed Name:______________________     Printed Name:___________________________

                        CONSENT OF LANDLORD TO SUBLEASE

     Reference is hereby made to the following: (i) that certain Lease Agreement (the "Lease"), dated August 17, 1998, by and between CAMBRIDGE ONE COMMERCIAL PLAZA, LLC, a Connecticut limited liability company, ("Landlord"), and ELECTRONIC DATA SYSTEMS CORPORATION, a Delaware corporation ("Tenant") which lease covers approximately 9,202 rentable square feet (the "Premises") on the 22nd floor of the building located at 280 Trumbull Street, Hartford, Connecticut 06103 (the "Building"); and (ii) that certain underlying ground lease (the "Ground Lease") between the City of Hartford and Landlord's predecessors in interest, Chase Family Limited Partnership No.3 and Olympia & York Hartford, Inc., dated October 1' 1981, and (ii) that certain proposed Sublease (the "Sublease"), dated August 1, 2000, by and between Tenant, and ASHTON TECHNOLOGY GROUP, INC. a Delaware corporation ("Subtenant"), relating to the Premises. A copy of the Sublease is attached hereto.

     Tenant hereby requests Landlord to consent to the Sublease and to Subtenant's possible further transfer of the Sublease to an affiliate.

     Landlord hereby grants its consent to Tenant's subletting of the Premises to Subtenant and to the occupancy of the Sublease Premises by Subtenant, all subject to the terms and conditions of the Lease and Ground Lease. Except as herein expressly provided, such consent shall not effect any one or more of the following:

(a) This consent does not constitute a modification of or amendment to any provision of the Lease or Ground Lease.

(b) This consent does not approve (or disapprove) the form or provisions of the Sublease.

(c) This consent does not constitute a release of Tenant from any of Tenant's obligations under the Lease. Landlord shall look solely to Tenant for performance of all obligations of the tenant arising under the Lease, including payment of any charges attributable to Subtenant.

(d) This consent does not create a direct relationship between Landlord and Subtenant with respect to the Premises covered by the Lease and does not permit any right of direct action by Subtenant against Landlord with respect to the Lease or the Sublease.

(e) This consent is not a waiver of Landlord's right to approve any assignment or subletting not expressly described herein.

     Landlord also consents to Tenant's permitting Subtenant to further transfer its interest under the Sublease, in whole but not in part, by assignment to a Related Party. A "Related Party" is any entity controlled by, in control of, or under common control with Subtenant. Tenant shall give Landlord not less than thirty (30) days prior written notice of such a proposed assignment and shall provide to Landlord the name and address of the proposed assignee, reasonable evidence of the basis for the assignee's qualification under the prior sentence, and such other information concerning the proposed assignment as Landlord reasonably requests.

     Landlord covenants and agrees to deliver to Subtenant copies of all notices of default delivered to Tenant under the Lease and to recognize and accept from Subtenant the cure of any default of Tenant under the Lease, within the time periods provided in the Lease, in the event Tenant does not cure any such default within such time periods. The acceptance by Landlord of any cure by Tenant or of direct payments from Tenant shall not operate to make Landlord a party to the Sublease.

     Tenant covenants and agrees to deliver to Landlord copies of all notices of default delivered to Subtenant under the Sublease. Further, Tenant agrees to provide, as part of the written certificate required under Section 25.1 of the Lease (relating to estoppels certificates), either a statement that Subtenant is not in default of the Sublease or a statement specifying the nature of any default by Subtenant thereunder.

     The Sublease is attached hereto for purposes of identification but is not intended to be incorporated herein. The Sublease is not binding on Landlord. In the event of any conflict between the Sublease and this letter of consent, this letter shall control.

     If Subtenant and Landlord enter into a new lease agreement (the "New Lease") for the Sublease Premises to be effective prior to the expiration of the Lease, Landlord shall thereafter release Tenant of all obligations and liabilities under the Lease accruing subsequent to such effective date of the New Lease. If, for any reason, the Lease is terminated, the Sublease shall automatically terminate.

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered these presents to each other and to Subtenant as of August 14, 2000.


                              LANDLORD:

                              CAMBRIDGE ONE COMMERCIAL PLAZA, LLC

                              By: One Commercial Management, LLC
                                  Its Managing Member

                                  By: Levstone Commercial Management Corp.
                                        Its Manager

                                      By:  /s/ Mark R. Stone
                                          --------------------------------------
                                             Mark R. Stone
                                             Its Vice President

                              TENANT:

                              ELECTRONIC DATA SYSTEMS CORPORATION


                                      By:  /s/ Daniel F. Busch
                                          --------------------------------------
                                             Daniel F. Busch
                                             Title: Director of Real Estate

                                  EXHIBIT "A"
                                  -----------
                               SUBLEASE PREMISES
                               -----------------

                            CONFIRMATORY AGREEMENT
                            ----------------------


     THIS CONFIRMATORY AGREEMENT (this "Agreement") is made as of the 1st day of
                                        ---------
August, 2000, by and among, the undersigned.

     WHEREAS, Ashton Technology Group, Inc. ("Ashton") is named as subtenant
                                              ------
under a certain Sublease Agreement dated as of August l' 2000 (the "Sublease")
                                                                    --------
with Electronic Data Systems Corporation, as sublandlord (the "Sublandlord"),
                                                               -----------
pertaining to certain space on the 22nd floor of the building located at 280 Trumbull Street, Hartford, Connecticut and owned by Cambridge One Commercial Plaza, LLC (the "Master Landlord");
                 ---------------

     WHEREAS, Ashton and Electronic Market Center, Inc. ("EMC") are affiliated companies and it was intended by such parties that EMC would be the subtenant under the Sublease;

     WHEREAS, with the consent of the Sublandlord and the Master Landlord, the parties hereto desire to confirm that EMC is and shall be the subtenant under the Sublease;

     WHEREAS, the Sublandlord, Ashton and EMC desire to confirm other matters under the Sublease as hereinafter set forth;

     NOW, THEREFORE, the parties agree to the following:

     1.   Identity of Subtenant.  The subtenant under the Sublease is and shall
          ---------------------
be EMC (in such capacity, "Subtenant"). In furtherance thereof, EMC hereby
                           ---------
ratifies and reaffirms, and agrees to be bound in all respects by, each of the terms, conditions, covenants and obligations of subtenant under the Sublease. Ashton hereby assigns and transfers to EMC any rights, interests, powers, and privileges of Ashton under the Sublease and Ashton shall not be bound as the subtenant thereunder.

     2.   Operating Expenses.  The parties to the Sublease hereby acknowledge
          -------------------
and agree that the Subtenant's Base Rent under the Sublease was intended to be net of electric charges with a Base Year of calendar year 2000 with respect to Operating Expenses. Therefore, Paragraph 3 of the Sublease is revised to delete the exclusion of Article 4 of the Master Lease, and Subtenant shall pay any increase in Operating Expenses over the Base Year amount of Operating Expenses.

     3.   Reaffirmation.  Except as set forth above, the Sublease shall remain
          -------------
and continue in full force and effect.

     4.   Consent of Master Landlord. Master Landlord consents to the foregoing
          --------------------------
subject to all of the terms and limitations of a certain "Consent of Landlord to Sublease" dated as of August 14, 2000, between Master Landlord and Sublandlord.


     Witnesses:                              ASHTON TECHNOLOGY GROUP, INC.


                                             /s/ Mark I. Salvacion
     _______________________________         -------------------------------
     Name:                                   Name: Mark I. Salvacion
                                             Its Secretary


     Name:
     _______________________________



                                             ELECTRONIC MARKET CENTER, INC.


                                             /s/ Matthew Saltzman
     _______________________________         -------------------------------
     Name:                                   Matthew Saltzman
                                             Its President


     Name:
     _______________________________

     CONSENTED AND AGREED TO:


                                             ELECTRONIC DATA SYSTEMS
                                               CORPORATION


                                             /s/ Daniel F. Busch
     _______________________________         ----------------------------------
     Name:                                   Name: Daniel F. Busch
                                             Director of Real Estate


     _______________________________
     Name:


                                             CAMBRIDGE ONE COMMERCIAL PLAZA, LLC

                                             By: One Commercial Management, LLC
                                                 Its Managing Member

                                             By: Levstone Commercial Management
                                                 Corp.
                                                 Its Manager

                                             By:  /s/ Mark R. Stone
     _______________________________            -------------------------------
     Name:                                   Name: Mark R. Stone
                                             Its Vice President


     _______________________________
     Name: